Exhibit 99.1

Occam Networks Announces First-Quarter 2008 Results

FairPoint Win, Increased Customer Base and New FTTH Product Demonstrate

Continued Momentum

SANTA BARBARA, Calif. – May 8, 2008 – Occam Networks® Inc. (NASDAQ: OCNW), a leading broadband access network supplier, today reported results for the first quarter of 2008, which ended March 31, 2008. The company reported quarterly revenue of $19.7 million, up 4 percent from the same quarter last year and down 8 percent compared with the prior quarter, reflecting first-quarter seasonality.

Net loss attributable to common stockholders for the first quarter of 2008, calculated in accordance with generally accepted accounting principles (GAAP), was $4.5 million, or a loss of $0.23 per basic share, compared with a $4.6 million net loss or $0.23 per basic share for the fourth quarter of 2007 and with net income of $29,000, or $0.00 per basic share, for the first quarter of 2007.  The GAAP net loss for the first quarter of 2008 included a write-down of $0.9 million for the divestiture of certain legacy activities associated with the company’s purchase of certain Terawave assets during the fourth quarter of 2007.

Non-GAAP net loss attributable to common stockholders, which excludes stock-based compensation expense and the Terawave-related divestiture charge, totaled $3.1 million, or a loss of $0.15 per basic share.  This compares with a net loss of $1.9 million or a loss of $0.09 per basic share for the fourth quarter of 2007 and with net income of $0.7 million or $0.04 per diluted share, for the first quarter of 2007.  A reconciliation of Occam’s non-GAAP net loss to the company’s GAAP net loss is contained in the financial statements at the end of this press release.

“We continued to focus on our strategic goals during Q1, chief among these is returning to profitability,” said Bob Howard-Anderson, president and CEO of Occam Networks.  “An important strategic development for Occam during the first quarter was the announcement that FairPoint Communications, the eighth largest telco in the U.S., has selected Occam to be its lead access-equipment provider for a major broadband initiative in northern New England.

“FairPoint owns and operates 32 local exchange companies in 18 states,” Mr. Howard-Anderson continued “It recently acquired approximately 1.6 million access lines from Verizon in March 2008 covering Maine, New Hampshire and Vermont. We see Occam’s selection in this New England initiative as a major validation of our all-IP technology, having won this transaction over top industry competitors following a rigorous evaluation process.”

Other important developments at Occam Networks during the first quarter of 2008 included:

•                  Occam’s customer base increased to more than 280 telecommunications service providers, extending the company’s string to 14 consecutive quarters with 10 or more new customer wins

•                  Occam launched its FTTP Quick-Start service program, reflecting the company’s focus on helping telcos minimize “time to revenue”

•                  The company began the initial field trial of its new GPON products, currently planned for Q2 customer availability.

Today’s Conference Call

Starting at 4:30 p.m. EDT (1:30 p.m. PDT) on Thursday, May 8, 2008, Occam Networks will conduct a conference call to discuss its first quarter results. The call can be accessed by dialing (719) 325-4819 (for both U.S. and international callers).

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For those unable to listen at the designated time, a live and archived webcast of the call will be available on the Occam Networks website for up to one year after the call. To hear the webcast, go to the Investor Relations homepage, select “Earnings Calls” at the bottom of the page and click on the “Q1 Earnings Call” link.  In addition to the webcast replay, a phone replay will be available for seven days after the live call at (719) 457-0820, code number 3260421.

Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Occam’s GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options, restricted stock units, and restricted stock in addition to the $0.9 million write-down charge associated with the divestiture of certain legacy activities partially offset by $0.3 million gain resulting from the collection of certain fully-reserved receivables included in the purchase of Terawave assets. These non-GAAP financial measures are provided to enhance the reader’s overall understanding of the company’s financial performance and company prospects for the future. Specifically, Occam believes non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of the company’s core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since Occam has historically reported non-GAAP measures to the investment community, management believes the inclusion of non-GAAP measures provides consistency in Occam’s financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included below.

Cautionary Note Concerning Forward Looking Statements

This press release contains forward-looking statements within the meaning of applicable securities laws, including statements about the outlook for the company’s business, the company’s focus on increasing revenues, returning to profitability and improving operating performance, customer purchasing decisions, including potential purchases by FairPoint, and new customer growth rates.  Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those indicated in forward-looking statements.   In addition to the risk factors identified in the company’s most recent Form 10-K and Form 10-Q, risks and uncertainties that could adversely affect the company’s business, revenues, results of operations and financial condition include, without limitation, the following:  (i) the company’s revenues and operating results have varied substantially on a quarter-to-quarter basis in the past and are likely to continue to vary in the future based, among other factors, on levels of customer demand for the company’s products, capital investment trends in the telecommunications industry, the size and timing of orders the company receives, and potentially substantial delays from the time the company receives orders until the company may recognize revenue under applicable revenue recognition rules; (ii) the company cannot predict the amount or timing of orders from FairPoint, if any, and cannot predict when or if it will be able to recognize revenues on any orders received from FairPoint; (iii) capital investment in the telecommunications industry may be reduced if macroeconomic weakness continues in North America; (iv) any inability to remedy previously disclosed internal control deficiencies could have an adverse impact on the reliability of the company’s financial statements; and (iv) the company is subject to litigation risks associated with pending stockholder litigation arising from its recent audit committee investigation and financial restatement. Any forward-looking statements the company may make should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. Please also refer to the company’s most recent Annual Report on Form 10-K filed March 11, 2008 and Quarterly Reports on 10-Q to be filed on May 12, 2008, as well as the company’s future filings with the SEC, for other important risk factors that could cause the company’s actual results to differ materially from those contained in any forward-looking statements.

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About Occam Networks Inc.

Occam Networks’ broadband access solutions empower service providers to offer profitable new voice, data and video services over copper and fiber. Occam systems deliver flexibility and scalability in a Triple Play world. Over 1.9 million BLC 6000 ports are currently deployed at over 280 service providers in North America and the Caribbean. For more information, please visit www.occamnetworks.com.

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Financial Contact:	Media Contact:

Debbie Demer	Tim Johnson
Demer IR	Stearns Johnson Communications
1.925.938.2678	1.415.397.7600
ddemer@demer-ir.com	tjohnson@stearnsjohnson.com

Occam Networks and Occam BLC 6000 are either registered trademarks or trademarks of Occam Networks Inc. in the United States and/or other countries.

All other trademarks mentioned are the property of their respective owners.

OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$33,404	$37,637
Restricted cash	15,808	13,103
Accounts receivable, net	12,753	14,819
Inventories, net	13,237	13,371
Prepaid and other current assets	2,442	2,108

Total current assets	77,644	81,038

Property and equipment, net	8,407	8,874
Intangibles, net	100	890
Other assets	113	83

Total assets	$86,264	$90,885

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,506	$10,135
Accrued expenses	7,328	6,464
Deferred sales	13,221	12,420
Deferred rent	270	237
Capital lease obligations	17	17

Total current liabilities	28,342	29,273

Deferred rent, net of current portion	1,267	1,299
Capital lease obligation, net of current portion	43	47
Total liabilities	29,652	30,619

Stockholders’ equity:
Common stock, $0.001 par value, 250,000,000 shares authorized; 19,783,867 and 19,773,730 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	289	289
Additional paid-in capital	180,341	179,455
Warrants	331	331

Accumulated deficit	(124,349)	(119,809)

Total stockholders’ equity	56,612	60,266

Total liabilities and stockholders’ equity	$86,264	$90,885

OCCAM NETWORKS, INC. AND SUBSIDIARY

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31	December 31,	March 31
	2008	2007	2007

Sales	$19,653	$21,265	$18,987
Cost of sales (1)	11,220	12,083	11,970

Gross margin	8,433	9,182	7,017

Operating expenses (1):
Research and product development	4,559	4,336	2,700
Sales and marketing	4,978	3,871	3,460
General and administrative	3,123	3,793	1,601
Purchase of in-process research and development	—	2,180	—

Total operating expenses	12,660	14,180	7,761

Income (loss) from operations	(4,228)	(4,998)	(744)
Other income (expense), net	(654)	—	—
Interest income (expense), net	360	491	773

Income (loss) before provision for income taxes	(4,521)	(4,507)	29
Provision for income taxes	19	56	—

Net income available (loss attributable) to common stockholders	$(4,541)	$(4,563)	$29

Net income (loss) per share available (attributable) to common stockholders:
Basic	$(0.23)	$(0.23)	$0.00
Diluted	$(0.23)	$(0.23)	$0.00

Weighted average shares:
Basic	19,779	19,770	19,739
Diluted	19,779	19,770	20,665

Stock-based compensation included in:
Cost of sales	$107	$39	$102
Research and product development	296	212	236
Sales and marketing	187	136	205
General and administrative	232	139	170
Total stock-based compensation	$822	$526	$713

OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three months ended
	March 31	December 31,	March 31
	2008	2007	2007

Sales	$19,653	$21,265	$18,987
Cost of sales	11,113	12,044	11,868

Gross margin	8,540	9,221	7,119

Operating expenses
Research and product development	4,263	4,124	2,464
Sales and marketing	4,791	3,735	3,255
General and administrative	2,891	3,654	1,431

Total operating expenses	11,945	11,513	7,150

Income (loss) from operations	(3,405)	(2,292)	(31)
Other income (expense), net	—	—	—
Interest income (expense), net	360	491	773

Non-GAAP income (loss) before provision for income taxes	(3,045)	(1,801)	742
Provision for income taxes	19	56	—

Non-GAAP net income available (loss attributable) to common stockholders:	$(3,064)	$(1,857)	$742

Non-GAAP net income available (loss attributable) per share attributable to common stockholders:
Basic	$(0.15)	$(0.09)	$0.04
Diluted	$(0.15)	$(0.09)	$0.04
Shares used in the computation of non-GAAP net income available (loss attributable) per share to common stockholders:
Basic	19,779	19,770	19,739
Diluted	19,779	19,770	20,665

Reconciliation of non-GAAP net income available (loss attributable) to GAAP net income available (loss attributable) to common stockholders:

Non-GAAP net income (loss)	$(3,064)	$(1,857)	$742

Stock-based compensation	822	526	713
Purchase of in-process research and development	—	2,180	—
Write-off related to divestiture activities related to Terawave asset purchase	945	—	—
Collection of fully-reserved receivables related to Terawave asset purchase	(291)	—	—
Net income (loss) attributable to common stockholders	$(4,541)	$(4,563)	$29